APA Corporation provides second-quarter 2026 supplemental information and schedules results conference call for Aug. 6 at 10 a.m. Central time
HOUSTON, July 8, 2026 -- APA Corporation (Nasdaq: APA) today provided supplemental information regarding certain second-quarter 2026 financial and operational results. This information is intended only to provide additional information regarding current estimates management believes will affect results for the second quarter of 2026. It is provided to assist investors, analysts and others in formulating their own estimates and is not intended to be a comprehensive presentation of all factors that will affect second-quarter 2026 results. Actual results and the impact of factors identified here may vary and are subject to finalization of the financial reporting process for the second quarter of 2026.

Estimated Average Realized Prices – 2Q26
	Oil (bbl)	NGL (bbl)	Natural Gas (Mcf)
United States	$93.20	$25.10	($2.20)
International	$99.90	$73.40	$4.80

Egypt tax barrels:	36 MBoe/d
Dry hole costs (before tax):	$41 million
Net gain on oil and gas purchases and sales (before tax)*:	$345 million

*Includes $109 million realized loss from commodity derivatives

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APA CORPORATION PROVIDES SECOND-QUARTER 2026 SUPPLEMENTAL INFORMATION AND SCHEDULES RESULTS CONFERENCE CALL FOR AUGUST 6 AT 10 A.M. CENTRAL TIME
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Production update
APA curtailed approximately 137 MMcf/d of U.S. natural gas production and 12,300 barrels per day of U.S. natural gas liquids production in the second quarter in response to weak or negative Waha hub prices.
Weighted-average shares outstanding
The estimated weighted-average basic common shares for the second quarter are 353 million. APA repurchased 2.8 million shares at an average price of $35.25 per share during the second quarter.
General and administrative
During the second quarter, APA incurred general and administrative expenses totaling $65 million. This includes approximately $10 million in stock-based compensation, reflecting the mark-to-market impacts of APA’s share price during the quarter.
Second-quarter 2026 earnings call
APA will host a conference call to discuss its second-quarter 2026 results at 10 a.m. Central Time, Thursday, Aug. 6. The conference call will be webcast on APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.
About APA
APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.
Forward-looking statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited

APA CORPORATION PROVIDES SECOND-QUARTER 2026 SUPPLEMENTAL INFORMATION AND SCHEDULES RESULTS CONFERENCE CALL FOR AUGUST 6 AT 10 A.M. CENTRAL TIME
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to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depends on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2025, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.
Contacts
Investor:    (281) 302-2286 | ir@apachecorp.com
Media:    (713) 296-7276 | media@apachecorp.com
Website:    www.apacorp.com
APA-F
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